FORTEM RESOURCES INC. ANNOUNCES LISTING ON THE TSX VENTURE EXCHANGE
August 21, 2018 – Fortem Resources Inc. (OTCQB: FTMR) (the “Company”) is pleased to announce that its shares of common stock have been approved for listing (the “Listing”) as a Tier 2 Oil and Gas Reserves Issuer on the TSX Venture Exchange (the “Exchange”) and will commence trading under the symbol “FTM” at the opening of the market on August 23, 2018 (the “Effective Time”).
New Board of Directors
In connection with the Listing, the Company welcomes a new board of directors to complement its existing management team. The Company will continue to be led by Marc Bruner, as Chief Executive Officer, Michael Caetano as Chief Operating Officer and Robert DaCunha as Chief Financial Officer. The Company’s board of directors will be comprised of existing board members Mr. Bruner and Mr. Caetano and new board members Kon Vatskalis, Sandra Perry, William Via and Brett Matich. In connection with the Listing, Mr. DaCunha will resign from his director position, and the Company thanks him for his service as a director.
New Stock Option Plan and Bylaws
As of the Effective Time, the Company’s board of directors adopted the 2018 Stock Option Plan, pursuant to which the Company may grant stock options to acquire up to a total of 9,777,115 shares of its common stock. The plan provides that the plan will entirely replace and supersede any prior share option plan, adopted by the board of directors of the Company or its predecessor company, provided that the plan does not affect any options granted under any prior share option plan.
As of the Effective Time, the Company’s board of directors amended and restated the Company’s bylaws to conform to the requirements of the Exchange. Among other things, the Company’s board of directors amended and restated bylaws to: (i) decrease the quorum requirement for stockholders’ meetings to stockholders holding at least 10% of the shares entitled to vote (from a majority of the shares); (ii) change the votes required to elect directors to a majority of the votes cast (from a plurality of the votes cast), except for certain limited circumstances, and (ii) for so long as the Company is listed on a Canadian stock exchange and for a period of 90 days thereafter, provide similar protections to the Company’s stockholders as are found in Canadian corporate statutes, including a requirement for holding an annual stockholder meeting, a prohibition on the issuance of shares for consideration in the form of promissory notes or future services, a requirement that the shares of the Company’s common stock be issued for fair market value and a provision for recourse against the Company’s board of directors if shares of the Company’s common stock are issued for less than fair market value, a requirement that all directors and classes of directors have the same voting rights and a provision for stockholders’ right to dissent if, among other things, the Company amend its articles of incorporation or bylaws to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of any class of the Company, sell, lease or exchange all or substantially all of its property or carry out a going-private transaction or a squeeze-out transaction.

About Fortem Resources
Fortem Resources Inc. is a publicly traded oil and gas production, development and exploration company, which holds properties in Western Canada and Utah and is seeking North American & International expansion through an acquisition strategy.  The Company’s shares of common stock are quoted on the OTCQB under the symbol FTMR.
On behalf of the Board of Directors,
FORTEM RESOURCES INC.

“Michael Caetano”
Michael Caetano
Chief Operating Officer
 Tel: (403) 241-8912

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.
This news release contains forward-looking statements. All statements, other than statements of historical fact that address activities, events or developments that the Company believes, expects or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements in this news release include statements regarding the timing for commencement of trading for the Company’s stock on the Exchange. The forward-looking statements reflect management’s current expectations based on information currently available and are subject to a number of risks and uncertainties that may cause outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that the assumptions inherent in the forward-looking statements are reasonable, forward-looking statements are not guarantees of future performance and, accordingly, undue reliance should not be put on such statements due to their inherent uncertainty. Factors that could cause actual results or events to differ materially from current expectations include general market conditions and other factors beyond the control of the Company. The Company expressly disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.